Your Financial Bridge® 1 FDIC Assisted Acquisition of United Commercial Bank November 6, 2009 Nasdaq: EWBC Exhibit 99.2

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This presentation may include forward-looking statements that involve inherent risks and uncertainties.  East West Bancorp, Inc. cautions readers that a number of important factors could cause actual results to differ materially from those in any forward-looking statements.  These factors include economic conditions and competition in the geographic and business areas in which East West Bancorp and its subsidiaries operate, inflation or deflation, fluctuation in interest rates, legislation and governmental regulations, investigation of acquired banks and other factors discussed in the company’s filings with the SEC.  Additionally, there can be no assurance that East West Bancorp will realize the anticipated benefits related to the acquisition of United Commercial Bank.  All forward-looking statements speak only as of the date they are made, and East West Bancorp undertakes no obligation to update them in light of new information or future events.
Safe Harbor Statement
Notice

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Transaction Overview

FDIC assisted acquisition of United Commercial Bank (“UCB”) with loss sharing
Purchase of $10.4 billion of total assets
$7.7 billion loan portfolio
$2.6 billion of cash and securities, all transferred at fair market values
Assumption of $9.2 billion of total liabilities
$6.5 billion of deposits
$2.5 billion of FHLB and repo borrowings
No holding company assets or liabilities included
UCB-China bank subsidiary included as part of transaction
Transaction will not affect normal business and operations of UCB-China
Loss share agreement covers approximately $7.4 billion of loans
FDIC covers 80% of losses up to $2.05 billion
FDIC covers 95% of losses above $2.05 billion
East West believes it has been conservative in its loss expectations and expects to have minimal economic exposure under any loss scenario
East West issued $500 million of common stock and mandatorily convertible preferred securities via private placement
Both acquisition and capital raise closed on November 6, 2009

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Strategic Rationale

Creates premier commercial and retail bank focused on Asian-American markets
Expands East West deposit franchise both in the U.S. and in Hong Kong and China
Acquisition adds $5.7 billion of deposits and 63 branches in the U.S.
Creates presence in mainland China with 2 deposit-taking branches and approximately
$300 million of loans
Adds 1 branch in Hong Kong and over $700 million of deposits
Strengthens capital position and significantly increases earnings power of East West
Increased scale provides significant operating leverage that will further improve profitability
Financially compelling for shareholders
Significantly accretive to earnings per share
Minimal credit exposure with low risk-weighting applied to acquired assets
Accelerates return to substantial profitability

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Capital Raise

Private placement of $500 million of capital completed
Initial investment consists of:
$165 million of common equity (maximum issuance allowed under NASDAQ listing rules without a shareholder vote)
$335 million of cumulative perpetual convertible preferred that will automatically convert into common equity upon receiving required shareholder approval
Capital sold predominantly to existing public shareholders
No investor or group of investors with a common investment adviser will own more than 9.9% of voting securities of the Company
All common stock issued at $9.04 per share (30 day average close as of October 30, 2009)
Mandatory preferred converts at $9.04 per share
Shareholder vote for conversion of mandatory preferred into common expected to be completed in the near-term

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U.S. – 133 Branches:
California – 112 Branches:
Northern California – 35 Locations:
34 Full Service Branches
1 In-Store 99 Ranch Market Branch
Southern California – 77 Locations:
68 Full Service Branches
9 In-Store 99 Ranch Market Branches
New York – 9 Branches
Atlanta – 5 Branches
Boston – 3 Branches
Houston – 2 Branches
Seattle – 2 Branches

Greater China – 10 Locations:
4 Full Service Branches -
Hong Kong (2), Shanghai and
Shantou
6 Representative Offices -
Beijing (2), Shanghai, Taipei (2),
Guangzhou and Shenzhen
East West is now the largest commercial bank headquartered in Southern California
Creates the largest retail presence in Asian communities in the United States with 133 branches in key markets across the U.S.
Adds 63 branches in U.S., 2 in China 1 in Hong Kong
Only Chinese American focused bank with full service banking offices in U.S. and China
Expanded Deposit Franchise

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Noninterest-
bearing
15%
Savings &
Interest-
Bearing
Demand
11%
Money
Market
18%
Jumbo Time
22%
Retail Time
34%
Noninterest-
bearing
16%
Savings &
Interest-
Bearing
Demand
9%
Money
Market
26%
Jumbo Time
37%
Retail Time
12%

Pro Forma Deposit Composition
$8.7bn deposits $15.2bn deposits
East West and UCB Pro Forma East West 9/30/09 Stand-Alone
Total China & Hong Kong Deposits: $1.1bn
On a pro forma basis, East West deposits as % of liabilities improves to 90% from 79%

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CRE
22%
C&I and
Trade
8%
Construction
& Land
7%
MFR
6%
SFR
6%
Consumer
3%
Acquired
Loans with
Loss Share
46%
China
2%
CRE
43%
C&I and
Trade
16%
Construction
& Land
13%
MFR
12%
SFR
11%
Consumer
5%
8
Pro Forma Loan Portfolio

East West and UCB Pro Forma
(a) East West 9/30/09 Stand-Alone
$8.4bn loans $16.1bn loans
On a pro forma basis, 46% of East West’s loan portfolio is subject to FDIC loss share
(a) Pro forma loan balance excludes purchase accounting marks.

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Loans acquired expected to receive regulatory risk weighting relief
Company plans to deleverage the balance sheet by approximately $3.6 billion using predominately cash and securities acquired and liabilities assumed in the transaction

Pro Forma Capital Impact at Close
(a) Banks with approximately $60bn-$1 trillion of assets as of September 30, 2009.
(b) Excludes covered assets.
Source: SNL Financial.
On a pro forma basis, East West will have extremely strong capital ratios and asset quality
East West East West
Stand Pro Regional
Alone Forma
Banks
(a)
Capital
TCE / TA 6.6% 6.8% 6.6%
Tier I Common Ratio 7.8 10.2 7.6
Tier 1 Leverage 10.6 9.5 9.6
Tier 1 Risk-Based 13.1 14.5 11.8
Total Risk-Based 15.1 16.2 15.9
Credit
(b)
NPAs / Assets 1.8% 1.1% 2.7%
NPLs / Loans 2.5 1.5 3.7
Reserves / NPLs 112.0 112.0 80.3

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Integration Plan

East West management has formed a dedicated transition team to lead the integration plan
Credit risk management
Expanding credit team to manage portfolio to include existing East West credit staff and hire additional resources, including former UCB credit staff
Branch Network
All retail branches will be retained
Customers will have access to broader products and services
Hong Kong/China
Stabilize Hong Kong and China business operations
Customer/Employee retention
Will honor deposit rates to maturity
Key management is known to East West
Strengthened capital base will help build customer and employee confidence
Systems integration
All critical systems on  common platforms
Retain key, talented management and enhance by adding additional management resources

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East West Strategy

Capitalize and leverage dominant retail position in Chinese-American market
Financially bridge Asian and mainstream customers
Leverage growth opportunities in other regions
Provide full range of products and services to broader customer base
Maintain/improve efficiency of pro forma franchise
Maintain solid balance sheet: strong liquidity, capital and reserves
Continue to actively manage legacy credit and problem assets in the near term
Focus on creating long-term shareholder value